Exhibit 10.6

INTERCREDITOR AGREEMENT

Junior Lien Intercreditor Agreement (this “Agreement”), dated as of December 22, 2010 among JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, with its successors and assigns, the “Agent”) and collateral agent (in such capacity, with its successors and assigns, the “Revolving Credit Collateral Agent”) under the Revolving Facility (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below), Wilmington Trust FSB, as trustee (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Lien Trustee”) and collateral agent for the First Lien Note Secured Parties (in such capacity, with its successors and assigns, the “First Lien Collateral Agent”), Wilmington Trust FSB, as trustee (in such capacity, with its successors and assigns, the “Second Lien Trustee”) and collateral agent for the Second Lien Note Secured Parties (in such capacity, with its successors and assigns, the “Second Lien Collateral Agent”), American Media, Inc., a Delaware corporation (the “Company”) and each of the other Grantors (as defined below) party hereto from time to time.

WHEREAS, the Company, the Agent, the Revolving Credit Collateral Agent and certain financial institutions and other entities are parties to the Revolving Facility dated as of December 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Revolving Facility”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Company;

WHEREAS, the Company (as successor to AMO Escrow Corporation), the guarantors party thereto, the First Lien Collateral Agent and the First Lien Trustee are parties to the Indenture dated as of December 1, 2010 (the “First Lien Indenture”), pursuant to which the Company has issued $385.0 million 11-1/2% First Lien Senior Secured Notes due 2017 (the “First Lien Notes”) guaranteed by the guarantors party thereto;

WHEREAS, the Company, the guarantors party thereto, the Second Lien Collateral Agent and the Second Lien Trustee are parties to the Indenture dated as of December 22, 2010 (the “Second Lien Indenture”), pursuant to which the Company has issued approximately $105.0 million 13 1/2 % Second Lien Senior Secured Notes due 2018 (the “Second Lien Notes”) guaranteed by the guarantors party thereto;

WHEREAS, the Company and the other Grantors have granted to the First Priority Representative (as defined below) security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations (as defined below);

WHEREAS, the Company and the other Grantors propose to grant to the Second Priority Representative (as defined below) junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and

WHEREAS, it is a condition to the grant of such junior security interests that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, and the application of any proceeds and certain other matters;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Additional Collateral Agent” has the meaning set forth in Section 9.3.

“Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement substantially in the form set forth as Exhibit A hereto) by the Company; provided that the Company shall have delivered to each Secured Party (or the respective collateral agents on behalf of such Secured Parties) (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an authorized officer of the Company and (ii) a certificate of an authorized officer describing the obligations incurred pursuant to such agreement to be designated as First Priority Obligations and the initial aggregate principal amount or face amount thereof, together with the aggregate commitments thereunder, and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement.

“Additional Second Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement substantially in the form set forth as Exhibit A hereto) by the Company; provided that the Company shall have delivered to each Secured Party (or the respective collateral agents on behalf of such Secured Parties) (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an authorized officer of the Company and (ii) a certificate of an authorized officer describing the obligations incurred pursuant to such agreement to be designated as Second-Priority Obligations and the initial aggregate principal amount or face amount thereof, together with the aggregate commitments thereunder, and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant Second-Priority Obligations by the terms of each then extant First-Priority Agreement and Second Priority Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” has the meaning assigned to such term in the preamble hereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, any vice president, treasurer, general counsel or another executive officer of such Person.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Cash Management Bank” means any Revolving Credit Creditor or an Affiliate of a Revolving Credit Creditor (together with its successors and assigns) providing Cash Management Services to the Company or any other Grantor.

“Cash Management Obligations” means all obligations owing by the Company or any other Grantor to any Cash Management Bank in respect of any Cash Management Services (including, without limitation, indemnities, fees and interest thereon and Post-Petition Interest at the rate provided for in the respective documents governing the Cash Management Services), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Company or other Grantor with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means treasury, depository, bank product and/or cash management services or any automated clearing house transfer services.

“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Collateral Agents” means the Revolving Credit Collateral Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent and each Additional Collateral Agent.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning assigned to such term in the preamble hereto.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“DIP Financing” has the meaning assigned to such term in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment and rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“First Lien Indenture” has the meaning assigned to such term in the recitals.

“First Lien Note Documents” means the First Lien Indenture and each Note Security Document.

“First Lien Note Obligations” means all “Obligations” (as defined in the First Lien Indenture) under the First Lien Indenture and the First Lien Notes.

“First Lien Note Secured Party” means the First Lien Trustee, the First Lien Collateral Agent and each Holder (as defined in the First Lien Indenture).

“First Lien Note Security Documents” means the “Security Documents” as defined in the First Lien Indenture.

“First Lien Notes” has the meaning assigned to such term in the recitals.

“First Lien Trustee” has the meaning assigned to such term in the preamble.

“First Priority Agreement” means the collective reference to (a) the Revolving Facility, (b) the First Lien Indenture, (c) any Additional First Priority Agreement and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other similar agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace or refinance in whole or in part the indebtedness and other obligations outstanding under the Revolving Facility, the First Lien Indenture, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Except as otherwise expressly provided herein, any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4).

“First Priority Documents” means the First Priority Intercreditor Agreement, the First Lien Indenture, the Revolving Facility, each First Priority Security Document, each First Priority Guarantee, the Secured Hedge Agreements, any and all documents governing the Cash Management Obligations and each of the other agreements, documents, and instruments providing for or evidencing any other First Priority Obligation and any other document or instrument executed or delivered at any time in connection with any First Priority Obligation (including any intercreditor or joinder agreement among holders of First Priority Obligations but excluding Secured Hedge Agreements and the documents governing the Cash Management Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Priority Guarantee” means any guarantee by any Grantor of any or all of the First Priority Obligations.

“First Priority Intercreditor Agreement” has the meaning set forth in Section 9.1 hereof.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (i) the Revolving Credit Obligations, (ii) all First Lien Note Obligations, (iii) all Secured Hedging Obligations and (iv) all Cash Management Obligations; provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (excluding, in any event, Cash Management Obligations and Secured Hedging Obligations) provided for under the Revolving Facility or any other document relating to the Revolving Facility (or any refinancing thereof) in excess of the amount permitted under Section 4.09(b)(1) of the First Lien Indenture and any interest or fees relating to such excess amount, shall not constitute First Priority Obligations for purposes of this Agreement. “First Priority Obligations” shall, subject to the proviso in the immediately preceding sentence, include (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Priority Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Priority Representative and the First Priority Secured Parties (with respect to such First Priority Secured Parties, other than any Collateral Agent acting it its capacity as such, solely to the extent permitted by the First Priority Documents) on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of the Company and each other Grantor under each First Priority Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“First Priority Obligations Payment Date” means the first date on which (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Priority Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any that is due and payable, on all First Priority Obligations and termination of all commitments of the Lenders (as defined in the Revolving Facility) to lend or otherwise extend credit under the First Priority Documents, (b) payment in full in cash of all other First Priority Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Secured Hedge Obligations so long as arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Priority Representative) of all letters of credit issued under the First Priority Documents.

“First Priority Representative” means, as between collateral agents representing different series of First Priority Obligations and subject to any agreements between such collateral agents, the collateral agent representing the series of First Priority Obligations with the greatest outstanding principal amount.

“First Priority Secured Party” means the First Lien Note Secured Parties, the Revolving Credit Secured Parties and any other holder of First Priority Obligations.

“First Priority Security Documents” means the First Lien Note Security Documents, the Revolving Credit Security Documents, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents,” “First Lien Note Security Documents” or “Revolving Credit Security Documents” for purposes of this Agreement; provided that unless entered into pursuant to the Revolving Facility or the First Lien Indenture, no document will constitute a First Priority Security Document unless the treatment of such document as a First Priority Security Document is permitted under each First Priority Agreement then extant, including, as of the date hereof and any other date if then extant, the Revolving Facility and the First Lien Indenture.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Grantor” means (a) the Company, (b) each direct or indirect subsidiary of the Company and (c) any other Person in which the Company or any of its subsidiaries holds an ownership interest, in each case (a) through (c), that is, at any time of determination, a party to any First Priority Security Document or Second Priority Security Document. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.

“Hedge Bank” means any Person that is a Revolving Credit Creditor or an Affiliate of a Revolving Credit Creditor at the time it enters into a Swap Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Grantor.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any natural person, corporation, business trust, joint venture, association, unincorporated organization, association, estate, company, partnership, individual or family trust, limited liability company or Governmental Authority or any agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges due under the First Priority Documents or Second Priority Documents, as applicable, that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning assigned to such term in Section 5.5.

“Reorganization Securities” has the meaning set forth in Section 5.12.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Replacement Second Priority Agreement” has the meaning set forth in the definition of “Second Priority Agreement.”

“Revolving Credit Collateral Agent” has the meaning set forth in the preamble.

“Revolving Credit Creditors” means the “Lenders” as defined in the Revolving Facility.

“Revolving Credit Documents” means the Revolving Facility and the other “Loan Documents” (as defined in the Revolving Facility).

“Revolving Credit Obligations” means “Obligations” as defined in the Revolving Facility.

“Revolving Credit Secured Party” means (a) each Revolving Credit Creditor (and any Cash Management Bank), (b) each “Issuing Bank” (as defined in the Revolving Facility), (c) the Revolving Credit Collateral Agent, (d) each Hedge Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Revolving Credit Document and (f) the successors and assigns of each of the foregoing.

“Revolving Credit Security Documents” means the “Security Documents” as defined in the Revolving Facility.

“Revolving Facility” has the meaning set forth in the recitals.

“Second Lien Collateral Agent” has the meaning ascribed to such term in the preamble.

“Second Lien Indenture” has the meaning assigned to such term in the recitals.

“Second Lien Note Documents” means the Second Lien Indenture and each Second Lien Note Security Document.

“Second Lien Note Obligations” means all “Obligations” as defined in the Second Lien Indenture under the Second Lien Indenture and the Second Lien Notes.

“Second Lien Notes” has the meaning assigned to such term in the recitals.

“Second Lien Note Secured Party” means the Second Lien Trustee, the Second Lien Collateral Agent and each Holder (as defined in the Second Lien Indenture).

“Second Lien Note Security Documents” means the “Security Documents” as defined in the Second Lien Indenture.

“Second Lien Trustee” has the meaning ascribed to such term in the preamble.

“Second Priority Agreement” means the collective reference to (a) the Second Lien Indenture, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other similar agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace or refinance in whole or in part the indebtedness and other obligations outstanding under the Second Lien Indenture, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c) (a “Replacement Second Priority Agreement”). Except as otherwise expressly provided herein, any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee and each of the other agreements, documents, and instruments providing for or evidencing any other Second Priority Obligation (including any intercreditor or joinder agreement among holders of Second Priority Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“Second Priority Guarantee” means any guarantee by any Grantor of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means the due and punctual payment of (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including Post-Petition Interest), of the Company, the other Grantors or any of their Subsidiaries to the Second Priority Secured Parties under the Second Priority Documents, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” means, as between collateral agents representing different series of Second Priority Obligations and subject to any agreements between such collateral agents, the collateral agent representing the series of Second Priority Obligations with the greatest outstanding principal amount.

“Second Priority Secured Party” means the Second Lien Notes Secured Parties and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Documents” as defined in the Second Lien Indenture and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Credit Documents” means First Priority Documents and Second Priority Documents.

“Secured Hedge Agreements” means each Swap Agreement that governs Secured Hedging Obligations.

“Secured Hedging Obligations” means (i) obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities, whether now existing or hereafter arising (including, without limitation, indemnities, fees and interest thereon and all Post-Petition Interest at the rate provided for in the respective Secured Hedge Agreement), of the Company or any Grantor owing to any Hedge Bank, now existing or hereafter incurred under, or arising out of or in connection with, any Swap Agreement (including all such obligations and indebtedness under any guarantee of any such Swap Agreement to which the Company or any other Grantor is a party) and (ii) all performance and compliance obligations by the Company or any other Grantor under any Swap Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“subsidiary” has the meaning specified in the Revolving Facility.

“Swap Agreement” means any agreement with respect to any swap, forward, future, derivative or foreign exchange spot transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case to the extent obligations under such agreement or instrument are permitted under the First Priority Documents and Second Priority Documents; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Subsidiaries shall be a Swap Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2. Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.

1.3. Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

Section 2. Lien Priorities.

2.1. Subordination of Liens.

(a) Any and all Liens in or on the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Second Priority Secured Party shall object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the First Priority Collateral granted to any First Priority Secured Party. Notwithstanding any failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, with respect to the Common Collateral shall be as set forth herein.

2.2. Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Second Priority Obligations, or any portion thereof.

2.3. Agreements Regarding Actions to Perfect Liens.

(a) [Reserved].

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all Second Priority Security Documents entered into on or about the date hereof shall contain the following notation: “The lien and security interest created by [this Agreement] on the property described herein is junior and subordinate, in accordance with the provisions of the Intercreditor Agreement dated as of December 22, 2010, among JPMorgan Chase Bank, N.A., in its capacity as Agent and Revolving Credit Collateral Agent, Wilmington Trust FSB, in its capacity as First Lien Collateral Agent and First Lien Trustee and Wilmington Trust FSB in its capacity as Second Lien Collateral Agent and Second Lien Trustee, American Media, Inc., and the other Grantors referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as collateral agent under the Revolving Credit Documents and Wilmington Trust FSB as First Lien Collateral Agent and First Lien Trustee under the First Lien Note Documents, and each of their successors and assigns, in such property.” The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties to use commercially reasonable efforts to ensure that all other Second Priority Security Documents shall bear substantially identical or, in the event that the Revolving Facility and the First Lien Indenture are no longer extant or JPMorgan Chase Bank, N.A. or Wilmington Trust FSB, in its capacity as First Lien Collateral Agent or First Lien Trustee, as applicable, shall cease to be the First Priority Representative, a substantially similar notation.

(c) The First Priority Representative and each other First Priority Secured Party hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative or any other First Priority Secured Party (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative or such other First Priority Secured Party shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents, (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; and (iii) upon the reasonable request of the Second Priority Representative, any other Second Priority Secured Party or the Company (and at the Company’s sole expense), provide notice of the First Priority Obligations Payment Date to such Persons as the Second Priority Representative shall request; provided, however, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens.

2.4. No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a)(i) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Second Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (ii) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any First Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the Second Priority Obligations; provided that the foregoing shall not prohibit any Secured Party under any series of First Priority Obligations or Second Priority Obligations from being secured by Equity Interests that do not secure any other series of First Priority Obligations or Second Priority Obligations, as applicable, due solely to the Rule 3-16 Exception (as defined in the First Lien Note Documents) and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and shall promptly notify the First Priority Representative of the existence of such Lien and, upon written request by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof), in accordance with such written request of the First Priority Representative. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5. Further Assurances. Each of the First Priority Representative, for itself and on behalf of the other First Priority Secured Parties, and the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Second Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 3. Enforcement Rights.

3.1. Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Priority Representative on behalf of the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action, including making determinations regarding the release, dispositions or restrictions with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1. In exercising rights and remedies with respect to the Common Collateral, the First Priority Representative may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of the Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

3.2. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action or any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), as a junior lien creditor, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(e) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Security Document;

(f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Common Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;

(g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law; and

(h) they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other First Priority Collateral.

3.3. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4. [Reserved].

3.5. No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6. Actions Upon Breach.

(a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any Enforcement Action or other action or proceeding against the Common Collateral in contravention of this Agreement, the related Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any Enforcement Action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Second Priority Secured Party waives any defense that the Company, the other Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral resulting from any Enforcement Action or that occurs after any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency or Liquidation Proceeding, or during the pendency of any Insolvency or Liquidation Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Intercreditor Agreement, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents and thereafter, after payment in full of all the First Priority Obligations and Second Priority Obligations, to the Company and the other Grantors or their successors and assigns, as their interest may appear, or as a court of competent jurisdiction may direct. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including any Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2. Releases of Second Priority Lien.

(a) Upon (i) any sale or other disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including any sale or other disposition pursuant to any Enforcement Action) or (ii) any other release of Common Collateral from the Lien under the First Priority Security Documents that is permitted pursuant to the terms of the First Priority Documents, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, in each case, other than with respect to an Enforcement Action, so long as such sale or other disposition or resulting release does not, or would not after the passage of time, constitute an “Event of Default” under and as defined in the Second Lien Indenture.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request in writing to evidence any release of the Second Priority Lien described in paragraph (a) of this Section 4.2. The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3. Inspection Rights and Insurance.

(a) Any First Priority Secured Party and its representatives and invitees may at any time, to the extent permitted under the First Priority Documents and the Second Priority Documents, inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

4.4. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents, including the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Second Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any other Second Priority Secured Party of the required payments of interest, principal and fees so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Representative or any other Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or (b) the enforcement in contravention of this Agreement of any Second Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the other First Priority Secured Parties may have with respect to the First Priority Collateral.

Section 5. Insolvency or Liquidation Proceedings.

5.1. Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever that is adverse to the First Priority Secured Parties, with respect to the Common Collateral, including with respect to the determination of any Liens (including the validity and enforceability thereof) held by the First Priority Representative or any other First Priority Secured Party on the Common Collateral or the value of any claims of such parties under Section 506(a) of the

Bankruptcy Code; provided that (a) in any Insolvency or Liquidation Proceeding, the Second Priority Representative may file a proof of claim or statement of interest with respect to the applicable Second Priority Liens and (b) the Second Priority Representative or any Second Priority Secured Party may (i) take any such action (not adverse to the First Priority Liens on the Common Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the other First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral, (ii) otherwise file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of its claims, in each case of (a) and (b) above, to the extent such action is not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement or (iii) exercise any rights or remedies permitted under Section 4.4 of this Agreement.

5.2. Financing Matters. If any Grantor becomes subject to any Insolvency or Liquidation Proceeding, and if the First Priority Representative (acting at the direction of the applicable requisite First Priority Secured Parties) desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code or any other Bankruptcy Law or to provide financing to any Grantor under Section 363 or Section 364 of the Bankruptcy Code or any other similar provision in any Bankruptcy Law or to consent (or not object) to the provision of such financing (including financing that primes or takes priority over existing Liens) to any Grantor by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, provided that such parties receive adequate protection in a manner otherwise consistent with this Agreement, (b) will not request adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens or claims (i) to any additional or replacement Liens, cash payments, or claims provided as adequate protection to the First Priority Secured Parties on the same terms as the Second Priority Liens, right to cash payments, or claims are subordinated to the First Priority Liens, right to cash payments, or claims under this Agreement and (ii)(x) to the Liens, right to cash payments, or claims securing such DIP Financing (and the Liens securing such Second Priority Obligations shall have the same priority with respect to Common Collateral relative to the Liens securing the First Priority Obligations as if such DIP Financing had not occurred) , (y) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency or Liquidation Proceeding outside the United States, to any administrative or other charges granted in such Insolvency or Liquidation Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (ii) (x), (y) and (z), with such subordination to be on the same terms as the First Priority Liens, rights of cash payments, or claims are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (d) will be deemed to have consented to, and will raise no objection to, and will not support any other Person objecting to (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Obligations made by the First Priority Representative or any First Priority Secured Party, (ii) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Priority Obligations at any sale in foreclosure of First Priority Collateral or (iii) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien.

5.3. Relief From the Automatic Stay. Until the First Priority Obligations Payment Date, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency or Liquidation Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional or replacement collateral (with replacement Liens on such additional or replacement collateral), cash payments, or claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the other Second Priority Secured Parties, may seek adequate protection consisting of an additional or a replacement Lien on the same collateral, cash payment or claim (as applicable), subordinated to the Liens, cash payments or claims (as applicable) securing (1) such DIP Financing on the same terms as the First Priority Liens or claims are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (2) the First Priority Obligations on the same basis as the other Liens, cash payments or claims (as applicable) securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (ii) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional or replacement collateral, cash payments or claims, then the Second Priority Representative, on behalf of itself or any of the other Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such collateral, right to cash payments, or claims (as applicable) as security for the First Priority Obligations and any such DIP Financing and that any Lien, right to cash payment, or claim (as applicable) on such collateral securing the Second Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens, right to cash payment, or claims granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens, right to cash payment, or claims securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement and (B) (x) the Liens or claims on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency or Liquidation Proceeding outside the United States, any administrative or other charges granted in any Insolvency or Liquidation Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens or claims securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information or other protection to the extent such access or other protection is also made available to the First Priority Representative on behalf of itself and the other First Priority Secured Parties, none of them shall seek additional adequate protection without the prior written consent of the First Priority Representative.

5.5. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made on behalf of the First Priority Obligations in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6. Asset Dispositions in an Insolvency or Liquidation Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency or Liquidation Proceeding, oppose any sale or other disposition of any assets of any Grantor that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold; provided, further, that they may assert any such objection that could be asserted by an unsecured creditor (without limiting the foregoing, neither the Second Priority Representative nor any other Second Priority Secured Party may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets).

5.7. Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses and any other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the Second Priority Obligations held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties, in all cases subject to Section 5.12 hereof.

5.8. No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly prohibited hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9. Plans of Reorganization. No Second Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations, (b) is accepted by the Revolving Credit Creditors (or if the Revolving Facility shall have been terminated, any other class of holders of First Priority Obligations) voting thereon under Section 1126 of the Bankruptcy Code or (c) otherwise provides the holders of First Priority Obligations with the value of the Common Collateral in cash or otherwise, prior to any payment or distribution on account of the Second Priority Obligations, subject to Section 5.12 hereof; provided, in the case of this clause (c), that the action by the Second Priority Secured Party shall not violate Section 5.1 hereof.

5.10. [Reserved].

5.11. Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references to any of the Company or any Grantor herein shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any such Person.

5.12. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Second Priority Secured Parties be required to turn over to the First Priority Representative or any other First Priority Secured Party any Reorganization Securities or any other unsecured debt obligation or equity securities to the extent the same are subject to the first sentence of this Section 5.12, as applicable.

5.13. Post-Petition Claims. None of the Second Priority Representative, the Trustee or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the other First Priority Secured Parties, without regard to the existence of the Liens of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.

5.14. Waivers. Until the First Priority Obligations Payment Date, the Second Priority Representative, on behalf of itself and each Second Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

Section 6. Second Priority Documents and First Priority Documents.

(a) Each Grantor and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b) Each Grantor and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (no such amendments, modifications, refinancings or waivers shall provide for the security of any additional extensions of credit or add additional secured creditors in violation of the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 7. Reliance; Waivers; etc.

7.1. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the other First Priority Secured Parties, all notices of the acceptance of and reliance by the Second Priority Representative and the other Second Priority Secured Parties.

7.2. No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

Section 8. Obligations Unconditional.

8.1. First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Obligations, or of any Second Priority Secured Party, or any Grantor, to the extent applicable, in respect of this Agreement.

8.2. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Second Priority Obligations, or of any First Priority Secured Party, or any Grantor, to the extent applicable, in respect of this Agreement.

Section 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern; provided that, in the event of any conflict between the provisions of this Agreement and the intercreditor agreement dated as of the date hereof (the “First Lien Intercreditor Agreement”) among the Agent, the Revolving Credit Collateral Agent, the First Lien Collateral Agent, the First Lien Trustee, the Company and the other Grantors party thereto and each other First Priority Secured Party party thereto from time to time in accordance with the terms thereof, the terms and conditions of the First Lien Intercreditor Agreement shall control as to the relative rights of the First Priority Secured Parties.

9.2. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Company or any other Grantor on the faith hereof.

9.3. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s or such Grantor’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an additional Collateral Agent (an “Additional Collateral Agent”) on behalf of the Secured Parties under any Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, may become a party hereto, in accordance with Section 9.3(b) and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 9.13, and (ii) in connection with the entering into of any Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, each collateral agent party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent with respect to such Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, and are reasonably satisfactory to each such collateral agent.

(b) The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate documents governing additional, replacement or refinancing indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Grantors that would, if such Liens were granted, constitute Common Collateral as an Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, by delivering to each party hereto at such time a certificate of an Authorized Officer of the Borrower:

1. describing the agreement governing the indebtedness and other obligations being designated as an Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

2. setting forth the Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, on the closing date of under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, certified as being true and complete by an Authorized Officer of the Borrower;

3. identifying the Person that serves as collateral agent on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable;

4. certifying that the incurrence of obligations and the creation of the Liens securing obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, do not violate or result in a default under any provision of any Secured Credit Document in effect at such time, including this Agreement;

5. identifying obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, as First Priority Obligations or Second Priority Obligations, as applicable, and, certifying that the designation of such obligations as First Priority Obligations or Second Priority Obligations, as applicable, does not violate or result in a default under any provision of any Secured Credit Document in effect at such time;

6. certifying that the Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, (A) meet the requirements of Section 2.3(b) and (B) authorize the Person that serves as collateral agent on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, to become a Collateral Agent hereunder by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, the holders of obligations under such the Person that serves as collateral agent on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, shall become subject to and bound by the provisions of this Agreement; and

7. attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Person that serves as collateral agent on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become First Priority Obligations or Second Priority Obligations, as applicable, for all purposes of this Agreement.

9.4. Information Concerning Financial Condition of the Company and the other Grantors. Each of the Second Priority Representative, on behalf of the other Second Priority Secured Parties, and the First Priority Representative, on behalf of the First Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the Company and each of the other Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative,

on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that no party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any other information.

9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6. Submission to Jurisdiction.

(a) Each First Priority Secured Party, each Second Priority Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of (a) each of the Company, the Agent, Revolving Credit Collateral Agent, the First Lien Trustee, the First Lien Collateral Agent and the Second Priority Representative (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Second Priority Agreement, as applicable, and (b) any other party shall be in care of the Company as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13. Additional Grantors. The Company shall cause each Person that becomes a Grantor after the date hereof (other than any such Grantor that does not grant any Liens to secure any of the First Priority Obligations or any of the Second Priority Obligations, until such time as such Grantor does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in substantially the form set forth in Exhibit B hereto (each a “Grantor Joinder Agreement”) and otherwise reasonably satisfactory to the First Priority Representative and the Second Priority Representative.

9.14. Representatives.

(a) It is understood and agreed that the Revolving Credit Collateral Agent is entering into this Agreement in its capacity as administrative and collateral agent under the Revolving Facility and the provisions of Article VIII of the Revolving Facility applicable to the Revolving Credit Collateral Agent as administrative and collateral agent thereunder shall also apply to the Revolving Credit Collateral Agent if the Revolving Credit Collateral Agent serves as First Priority Representative hereunder.

(b) It is understood and agreed that the First Lien Trustee and First Lien Collateral Agent are entering into this Agreement in their capacities as trustee and collateral agent under the First Lien Indenture and the provisions of Articles 7 and 10 of the First Lien Indenture applicable to the First Lien Trustee and First lien Collateral Agent as trustee and collateral agent thereunder shall also apply to the First Lien Trustee and First Lien Collateral Agent if either of them serves as First Priority Representative hereunder.

(c) It is understood and agreed that the Second Lien Trustee and Second Lien Collateral Agent are entering into this Agreement in their capacities as trustee and collateral agent under the Second Lien Indenture and the provisions of Articles 7 and 10 of the Second Lien Indenture applicable to the Second Lien Trustee and Second lien Collateral Agent as trustee and collateral agent thereunder shall also apply to the Second Lien Trustee and Second Lien Collateral Agent if either of them serves as First Priority Representative hereunder.

(d) In connection with its execution of this Agreement and its actions hereunder, each of the First Priority Representative and the Second Priority Representative shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it as administrative agent, trustee and collateral agent under the First Priority Documents and as administrative agent, trustee and collateral agent under the Second Priority Documents, respectively.

9.15. Subrogation. The Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred; provided, however, that, as between the Company and the other Grantors, on the one hand, and the Second Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Priority Obligations unless and until (and then only to the extent that) the First Priority Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Second Priority Representative.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Agent and Revolving Credit Collateral Agent for and on behalf of the Revolving Credit Secured Parties

By:	/s/ Earl E. Dowling
Name: Earl E. Dowling Title: Authorized Signatory

WILMINGTON TRUST FSB, as First Lien Trustee and First Lien Collateral Agent for and on behalf of the First Lien Note Secured Parties

By:	/s/ Jane Schweiger
Name: Jane Schweiger Title: Vice President

WILMINGTON TRUST FSB, as Second Lien Trustee and Second Lien Collateral Agent for and on behalf of the Second Lien Note Secured Parties

By:	/s/ Jane Schweiger
Name: Jane Schweiger Title: Vice President